Exhibit 5

LAW OFFICES
Silver, Freedman & Taff, L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

3299 K Street, N.W., Suite 100
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX:  (202) 337-5502 or (202) 337-5503
WWW.SFTLAW.COM

December 30, 2010
Board of Directors
Heritage Financial Group, Inc.
710 North Westover Boulevard
Albany, GA 31707

Members of the Board:

We have acted as counsel to Heritage Financial Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 310,259 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and related participation interests offered pursuant to the HeritageBank of the South 401(k) Plan (the "Plan").

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plan and agreements thereto, the Company's Charter, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

Based upon the foregoing, it is our opinion that the Common Stock covered by the Registration Statement will be, when and if issued, sold and paid for as contemplated by the Plan, legally issued and non-assessable shares of Common Stock of the Company.  In addition, we are of the opinion that the participation interests when and if issued, delivered and paid for as contemplated by the Plan, will be legally issued, fully paid and non-assessable

We hereby consent to the inclusion of our opinion as Exhibit 5 to this Registration Statement on Form S-8.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1833, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Silver, Freedman & Taff, L.L.P.

Silver, Freedman & Taff, L.L.P.